Albertsons Companies, Inc. Reports Second Quarter Fiscal 2024 Results

Boise, ID - October 15, 2024

Albertsons Companies, Inc. (NYSE: ACI) (the "Company") today reported results for the second quarter of fiscal 2024, which ended September 7, 2024.

Second Quarter of Fiscal 2024 Highlights

•Identical sales increased 2.5%
•Digital sales increased 24%
•Loyalty members increased 15% to 43.0 million
•Net income of $146 million, or $0.25 per share
•Adjusted net income of $301 million, or $0.51 per share
•Adjusted EBITDA of $901 million

"In the second quarter of fiscal 2024, investments in our Customers for Life strategy continued to drive strong growth in our digital sales and pharmacy operations," said Vivek Sankaran, CEO. "We also drove strong year-over-year growth in our loyalty members and omnichannel shoppers, and accelerated growth in our Albertsons Media Collective. We want to thank our teams for their ongoing commitment to serving our customers and supporting the communities in which we operate."

Sankaran added, "As we look ahead to the balance of fiscal 2024, we expect to see continuing headwinds related to investments in associate wages and benefits, an increasing mix of our pharmacy and digital businesses which carry lower margins, and an increasingly competitive backdrop. We expect these headwinds to be partially offset by ongoing and new productivity initiatives."

Second Quarter of Fiscal 2024 Results

Net sales and other revenue was $18.6 billion during the 12 weeks ended September 7, 2024 ("second quarter of fiscal 2024") compared to $18.3 billion during the 12 weeks ended September 9, 2023 ("second quarter of fiscal 2023"). The increase was driven by our 2.5% increase in identical sales, with strong growth in pharmacy sales driving the identical sales increase. We also continued to grow our digital sales with a 24% increase during the second quarter of fiscal 2024. The increase in Net sales and other revenue was partially offset by lower fuel sales.

Gross margin rate was unchanged at 27.6% during both the second quarter of fiscal 2024 and the second quarter of fiscal 2023. Excluding the impact of fuel and LIFO expense, gross margin rate decreased 44 basis points compared to the second quarter of fiscal 2023. The strong growth in pharmacy sales, which carries an overall lower gross margin rate, and increases in picking and delivery costs related to the continued growth in our digital sales were the primary drivers of the decrease, partially offset by the benefits from our procurement and sourcing productivity initiatives.

Selling and administrative expenses increased to 25.8% of Net sales and other revenue during the second quarter of fiscal 2024 compared to 25.1% during the second quarter of fiscal 2023. Excluding the impact of fuel, Selling and administrative expenses as a percentage of Net sales and other revenue increased 41 basis points. The increase in

Selling and administrative expenses as a percentage of Net sales and other revenue was primarily attributable to an increase in operating expenses related to the ongoing development of our digital and omnichannel capabilities, Merger-related costs, higher employee costs, increased business transformation costs and additional third-party store security services, partially offset by the benefits from our productivity initiatives.

Net loss on property dispositions and impairment losses was $43.9 million during the second quarter of fiscal 2024 compared to net gain of $8.4 million during the second quarter of fiscal 2023. The net loss on impairment during the second quarter of fiscal 2024 was primarily due to impairment losses of $39.8 million primarily related to equipment from the closing of our micro-fulfillment centers and $13.5 million of retail store impairment losses, partially offset by $9.4 million of gains from the sale of real estate assets.

Interest expense, net was $103.6 million during the second quarter of fiscal 2024 compared to $111.9 million during the second quarter of fiscal 2023. The decrease in interest expense, net was primarily attributable to lower average outstanding borrowings.

Other expense, net was $1.9 million during the second quarter of fiscal 2024 compared to $8.1 million during the second quarter of fiscal 2023.

Income tax expense was $41.0 million, representing a 22.0% effective tax rate, during the second quarter of fiscal 2024 compared to $67.5 million, representing a 20.2% effective tax rate, during the second quarter of fiscal 2023.

Net income was $145.5 million, or $0.25 per share, during the second quarter of fiscal 2024, compared to $266.9 million, or $0.46 per share, during the second quarter of fiscal 2023.

Adjusted net income was $301.0 million, or $0.51 per share, during the second quarter of fiscal 2024, compared to $367.7 million, or $0.63 per share, during the second quarter of fiscal 2023.

Adjusted EBITDA was $900.6 million, or 4.9% of Net sales and other revenue, during the second quarter of fiscal 2024 compared to $976.9 million, or 5.3% of Net sales and other revenue, during the second quarter of fiscal 2023.

Capital Expenditures

During the first 28 weeks of fiscal 2024, capital expenditures were $952.3 million, which primarily included the completion of 44 remodels, the opening of two new stores and continued investment in our digital and technology platforms.

Merger Agreement

As previously announced, on October 13, 2022, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Kroger Company and Kettle Merger Sub, Inc. Under the terms of the Merger Agreement, subject to regulatory approval, Kroger (through Kettle Merger Sub, Inc.) will acquire all of the outstanding shares of the Company's common stock (the "Merger"). Details regarding the Merger Agreement and the transactions contemplated by the Merger Agreement are available in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2024 filed with the Securities and Exchange Commission ("SEC") on October 15, 2024.

About Albertsons Companies

Albertsons Companies is a leading food and drug retailer in the United States. As of September 7, 2024, the Company operated 2,267 retail food and drug stores with 1,726 pharmacies, 405 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 34 states and the District of Columbia under more than 20 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2023, along with the Albertsons Companies Foundation, the Company contributed more than $350 million in food and financial support, including more than $35 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Forward-Looking Statements and Factors That Impact Our Operating Results and Trends

This press release includes "forward-looking statements" within the meaning of the federal securities laws. The "forward-looking statements" include our current expectations, assumptions, estimates and projections about our business, our industry and the outcome of the Merger. They include statements relating to our future operating or financial performance which the Company believes to be reasonable at this time. You can identify forward-looking statements by the use of words such as "outlook," "may," "should," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future" and "intends" and similar expressions which are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to numerous risks and uncertainties which are beyond our control and difficult to predict and could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include:
•    uncertainties related to our ability to close the transactions contemplated by the Merger Agreement, including resolution of the pending legal actions related to the Merger;
•    erosion of consumer confidence in our business as a result of the Merger;
•    restrictions on our ability to operate as a result of the Merger Agreement and the impact of the costs related to the Merger;
•    challenges in retaining and motivating our associates until the closing of the Merger, particularly following the public announcement of the locations and operations to be divested, with difficulties in attracting new employees during the pendency of the Merger;
•    litigation in connection with, or related to the transactions contemplated by, the Merger Agreement which may arise out of pending regulatory actions;
•    changes in macroeconomic conditions such as rates of food price inflation or deflation, fuel and commodity prices and expiration of student loan payment deferments;
•    changes in consumer behavior and spending due to the impact of macroeconomic factors;
•    failure to achieve productivity initiatives, unexpected changes in our objectives and plans, inability to implement our strategies, plans, programs and initiatives, or enter into strategic transactions, investments or partnerships in the future on terms acceptable to us, or at all;
•    changes in wage rates, ability to attract and retain qualified associates and negotiate acceptable contracts with labor unions;
•    availability and cost of goods used in our food products;
•    challenges with our supply chain;
•    operational and financial effects resulting from cyber incidents at the Company or at a third party, including outages in the cloud environment and the effectiveness of business continuity plans during a ransomware or other cyber incident; and
•    changes in tax rates, tax laws, and regulations that directly impact our business or our customers may adversely impact our financial condition and results of operations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In evaluating our financial results and forward-looking statements, you should carefully consider the risks and uncertainties more fully described in the "Risk Factors" section or other sections in our reports filed with the SEC including the most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

The Company has filed with the SEC a definitive information statement on Schedule 14C with respect to the approval of the Merger and has mailed the definitive information statement to the Company's stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC's website, www.sec.gov or from the Company's website at https://www.albertsonscompanies.com/investors/overview/.

Non-GAAP Measures and Identical Sales

Non-GAAP Measures. EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per Class A common share and Net debt ratio (collectively, the "Non-GAAP Measures") are performance measures that provide supplemental information the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income, gross margin, and net income per Class A common share. These Non-GAAP Measures exclude the financial impact of items management does not consider in assessing the Company's ongoing core operating performance, and thereby provide useful measures to analysts and investors of its operating performance on a period-to-period basis. Other companies may have different definitions of Non-GAAP Measures and provide for different adjustments, and comparability to the Company's results of operations may be impacted by such differences. The Company also uses Adjusted EBITDA and Net debt ratio for board of director and bank compliance reporting. The Company's presentation of Non-GAAP Measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Identical Sales. As used in this earnings release, the term "identical sales" includes stores operating during the same period in both the current fiscal year and the prior fiscal year, comparing sales on a daily basis. Direct to consumer digital sales are included in identical sales, and fuel sales are excluded from identical sales.

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(dollars in millions, except per share data)
(unaudited)

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Net sales and other revenue	$18,551.5	$18,290.7	$42,816.9	$42,340.9
Cost of sales	13,430.2	13,249.2	30,956.7	30,636.7
Gross margin	5,121.3	5,041.5	11,860.2	11,704.2

Selling and administrative expenses	4,785.4	4,595.5	11,059.4	10,608.4
Loss (gain) on property dispositions and impairment losses, net	43.9	(8.4)	49.2	19.2
Operating income	292.0	454.4	751.6	1,076.6

Interest expense, net	103.6	111.9	249.3	266.8
Other expense (income), net	1.9	8.1	5.9	(7.9)
Income before income taxes	186.5	334.4	496.4	817.7

Income tax expense	41.0	67.5	110.2	133.6
Net income	$145.5	$266.9	$386.2	$684.1

Net income per Class A common share
Basic net income per Class A common share	$0.25	$0.46	$0.67	$1.19
Diluted net income per Class A common share	0.25	0.46	0.66	1.18

Weighted average Class A common shares outstanding (in millions)
Basic	580.1	576.0	579.5	574.7
Diluted	583.2	581.9	582.4	580.3

% of net sales and other revenue
Gross margin	27.6%	27.6%	27.7%	27.6%
Selling and administrative expenses	25.8%	25.1%	25.8%	25.1%

Store data
Number of stores at end of quarter	2,267	2,272

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 7, 2024	February 24, 2024
ASSETS
Current assets
Cash and cash equivalents	$280.0	$188.7
Receivables, net	897.6	724.4
Inventories, net	5,042.7	4,945.2
Other current assets	426.3	429.2
Total current assets	6,646.6	6,287.5

Property and equipment, net	9,551.4	9,570.3
Operating lease right-of-use assets	6,022.6	5,981.6
Intangible assets, net	2,377.9	2,434.5
Goodwill	1,201.0	1,201.0
Other assets	728.9	746.2
TOTAL ASSETS	$26,528.4	$26,221.1

LIABILITIES
Current liabilities
Accounts payable	$4,221.9	$4,218.2
Accrued salaries and wages	1,352.2	1,302.6
Current maturities of long-term debt and finance lease obligations	129.1	285.2
Current maturities of operating lease obligations	679.3	677.6
Other current liabilities	1,039.9	974.1
Total current liabilities	7,422.4	7,457.7

Long-term debt and finance lease obligations	7,779.3	7,783.4
Long-term operating lease obligations	5,615.1	5,493.2
Deferred income taxes	727.5	807.6
Other long-term liabilities	1,963.8	1,931.7

Commitments and contingencies

STOCKHOLDERS' EQUITY
Class A common stock	6.0	5.9
Additional paid-in capital	2,152.3	2,129.6
Treasury stock, at cost	(304.2)	(304.2)
Accumulated other comprehensive income	92.6	88.0
Retained earnings	1,073.6	828.2
Total stockholders' equity	3,020.3	2,747.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,528.4	$26,221.1

Albertsons Companies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	28 weeks ended
	September 7, 2024	September 9, 2023
Cash flows from operating activities:
Net income	$386.2	$684.1
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on property dispositions and impairment losses, net	49.2	19.2
Depreciation and amortization	973.9	945.2
Operating lease right-of-use assets amortization	364.3	357.0
LIFO expense	19.4	60.2
Deferred income tax	(86.7)	(85.8)
Contributions to pension and post-retirement benefit plans, net of expense (income)	(29.3)	(12.1)
Deferred financing costs	8.6	8.4
Equity-based compensation expense	66.2	57.2
Other operating activities	17.0	(12.3)
Changes in operating assets and liabilities:
Receivables, net	(174.0)	(21.3)
Inventories, net	(116.9)	(326.6)
Accounts payable, accrued salaries and wages and other accrued liabilities	88.5	35.1
Operating lease liabilities	(280.6)	(274.7)
Self-insurance assets and liabilities	21.2	40.3
Other operating assets and liabilities	67.1	(126.0)
Net cash provided by operating activities	1,374.1	1,347.9

Cash flows from investing activities:
Payments for property, equipment and intangibles, including lease buyouts	(952.3)	(1,084.3)
Proceeds from sale of assets	19.8	195.1
Other investing activities	7.2	(0.9)
Net cash used in investing activities	(925.3)	(890.1)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, including ABL facility	50.0	50.0
Payments on long-term borrowings, including ABL facility	(200.4)	(500.5)
Payments of obligations under finance leases	(26.9)	(29.1)
Dividends paid on common stock	(139.0)	(138.0)
Dividends paid on convertible preferred stock	—	(0.8)
Employee tax withholding on vesting of restricted stock units	(41.5)	(35.1)
Other financing activities	—	2.4
Net cash used in financing activities	(357.8)	(651.1)

Net increase (decrease) in cash and cash equivalents and restricted cash	91.0	(193.3)
Cash and cash equivalents and restricted cash at beginning of period	193.2	463.8
Cash and cash equivalents and restricted cash at end of period	$284.2	$270.5

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following tables reconcile Net income to Adjusted net income, and Net income per Class A common share to Adjusted net income per Class A common share:

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Numerator:

Net income	$145.5	$266.9	$386.2	$684.1
Adjustments:
Loss (gain) on energy hedges, net (d)	2.4	(4.8)	1.6	(5.4)
Business transformation (1)(b)	20.5	13.5	37.8	25.6
Equity-based compensation expense (b)	29.5	25.3	66.2	57.2
Loss (gain) on property dispositions and impairment losses, net	43.9	(8.4)	49.2	19.2
LIFO expense (a)	4.8	26.2	19.4	60.2
Merger-related costs (2)(b)	67.4	41.2	159.7	88.3
Certain legal and regulatory accruals and settlements, net (b)	8.7	—	(0.2)	—
Amortization of debt discount and deferred financing costs (c)	3.6	3.6	8.5	8.3
Amortization of intangible assets resulting from acquisitions (b)	11.1	11.1	25.8	26.5
Miscellaneous adjustments (3)(f)	11.4	23.0	31.2	20.6
Tax impact of adjustments to Adjusted net income	(47.8)	(29.9)	(92.8)	(71.2)
Adjusted net income	$301.0	$367.7	$692.6	$913.4

Denominator:

Weighted average Class A common shares outstanding - diluted	583.2	581.9	582.4	580.3
Adjustments:
Convertible preferred stock (4)	—	—	—	0.6
Restricted stock units and awards (5)	8.0	5.1	8.2	5.4
Adjusted weighted average Class A common shares outstanding - diluted	591.2	587.0	590.6	586.3

Adjusted net income per Class A common share - diluted	$0.51	$0.63	$1.17	$1.56

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Net income per Class A common share - diluted	$0.25	$0.46	$0.66	$1.18
Non-GAAP adjustments (6)	0.27	0.17	0.53	0.39
Restricted stock units and awards (5)	(0.01)	—	(0.02)	(0.01)
Adjusted net income per Class A common share - diluted	$0.51	$0.63	$1.17	$1.56

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

The following table is a reconciliation of Adjusted net income to Adjusted EBITDA:

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Adjusted net income (7)	$301.0	$367.7	$692.6	$913.4
Tax impact of adjustments to Adjusted net income	47.8	29.9	92.8	71.2
Income tax expense	41.0	67.5	110.2	133.6
Amortization of debt discount and deferred financing costs (c)	(3.6)	(3.6)	(8.5)	(8.3)
Interest expense, net	103.6	111.9	249.3	266.8
Amortization of intangible assets resulting from acquisitions (b)	(11.1)	(11.1)	(25.8)	(26.5)
Depreciation and amortization (e)	421.9	414.6	973.9	945.2
Adjusted EBITDA	$900.6	$976.9	$2,084.5	$2,295.4
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger.
(3) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, pension settlement loss, adjustments for unconsolidated equity investments and other costs not considered in our core performance.
(4) Represents the conversion of convertible preferred stock to the fully outstanding as-converted Class A common shares as of the end of each respective period, for periods in which the convertible preferred stock is antidilutive under GAAP.
(5) Represents incremental unvested restricted stock units ("RSUs") and unvested restricted stock awards ("RSAs") to adjust the diluted weighted average Class A common shares outstanding during each respective period to the fully outstanding RSUs and RSAs as of the end of each respective period.
(6) Reflects the per share impact of Non-GAAP adjustments for each period. See the reconciliation of Net income to Adjusted net income above for further details.
(7) See the reconciliation of Net income to Adjusted net income above for further details.
Non-GAAP adjustment classifications within the Condensed Consolidated Statements of Operations:
(a) Cost of sales
(b) Selling and administrative expenses
(c) Interest expense, net
(d) Loss (gain) on energy hedges, net:

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Cost of sales	$2.3	$(5.1)	$2.4	$(3.8)
Selling and administrative expenses	0.1	0.3	(0.8)	(1.6)
Total Loss (gain) on energy hedges, net	$2.4	$(4.8)	$1.6	$(5.4)

(e) Depreciation and amortization:

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Cost of sales	$41.8	$38.3	$95.4	$85.0
Selling and administrative expenses	380.1	376.3	878.5	860.2
Total Depreciation and amortization	$421.9	$414.6	$973.9	$945.2

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions, except per share data)

(f) Miscellaneous adjustments:

	12 weeks ended		28 weeks ended
	September 7, 2024	September 9, 2023	September 7, 2024	September 9, 2023
Selling and administrative expenses	$12.0	$11.9	$24.4	$21.9
Other expense (income), net	(0.6)	11.1	6.8	(1.3)
Total Miscellaneous adjustments	$11.4	$23.0	$31.2	$20.6

Albertsons Companies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(in millions)

The following table is a reconciliation of Net Debt Ratio on a rolling four quarter basis:

	September 7, 2024	September 9, 2023
Total debt (including finance leases)	$7,908.4	$8,449.6
Cash and cash equivalents	280.0	266.1
Total debt net of cash and cash equivalents	7,628.4	8,183.5

Rolling four quarters Adjusted EBITDA	$4,106.8	$4,503.6

Total Net Debt Ratio	1.86	1.82

The following table is a reconciliation of Net income to Adjusted EBITDA on a rolling four quarter basis:

	Rolling four quarters ended
	September 7, 2024	September 9, 2023
Net income	$998.1	$1,370.7
Depreciation and amortization	1,807.7	1,792.5
Interest expense, net	474.6	442.7
Income tax expense	269.6	294.9
EBITDA	3,550.0	3,900.8

Loss on interest rate swaps and energy hedges, net	3.8	1.1
Business transformation (1)	57.3	56.6
Equity-based compensation expense	113.5	132.3
Loss (gain) on property dispositions and impairment losses, net	73.9	(34.9)
LIFO expense	11.2	211.3
Merger-related costs (2)	252.0	135.4
Certain legal and regulatory accruals and settlements, net	(6.9)	57.0
Miscellaneous adjustments (3)	52.0	44.0
Adjusted EBITDA	$4,106.8	$4,503.6
(1) Includes costs associated with third-party consulting fees related to our operational priorities and associated business transformation.
(2) Primarily relates to third-party legal and advisor fees and retention program expense related to the proposed Merger and costs in connection with our previously-announced Board-led review of potential strategic alternatives.
(3) Primarily includes net realized and unrealized gains and losses related to non-operating investments, lease adjustments related to non-cash rent expense and costs incurred on leased surplus properties, pension settlement loss, adjustments for unconsolidated equity investments and other costs not considered in our core performance.